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Exhibit 5.1

July 11, 2003

[HOLLAND & KNIGHT LLP LETTERHEAD]

Mackie Designs Inc.
16220 Wood-Red Road NE
Woodinville, WA 98072

  Re:
  Mackie Designs Inc.
  Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to Mackie Designs Inc., a Washington corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), being filed by the Company with the Securities and Exchange Commission with respect to the issuance by the Company of up to 1,728,000 shares (the "Shares") of the Company's common stock, without par value per share, which may be issued to participants under the Mackie Designs Inc. 2003 Stock Option Plan (the "Plan").

        We have examined the Registration Statement and we have reviewed the Restated Articles of Incorporation and Second Amended and Restated Bylaws of the Company, and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. Based upon and subject to the foregoing, we are of the opinion that upon the happening of the following events:

  (a)
  the filing and effectiveness of the Registration Statement and any amendments thereto;

  (b)
  the issuance and sale of the Shares in accordance with the terms of the Plan; and

  (c)
  receipt by the Company of the consideration required for the Shares in accordance with the terms of the applicable Plan;

the Shares will be duly authorized, validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

        This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

                      Very truly yours,

                      HOLLAND & KNIGHT LLP

                      /s/ Holland & Knight LLP

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  Exhibit 5.1